EXHIBIT 24.1

                             POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, COMPETITIVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the undersigned directors and officers of the Company, does hereby constitute and appoint George M. Stadler and Frank R. McPike, Jr., and each of them severally, the true and lawful attorneys and agents of the undersigned, each with full power to act without any other and with full power of substitution and re-substitution, to do any and all acts and things and to execute any all instruments which said attorneys and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of securities of the Company and all related matters, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission by the Company in respect of such securities, to any and all amendments to said Registration Statement, and to any and all instruments or documents filed as part of or in connection with any of the foregoing and any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall be and constitute one instrument.

      IN WITNESS WHEREOF, each of the undersigned has subscribed these presents the 28th day of October, 1996.

                                  COMPETITIVE TECHNOLOGIES, INC.



                                  By:    S/ George M. Stadler
                                        George M. Stadler
                                        President and CEO

ATTEST:



S/ Frank R. McPike, Jr.
Frank R. McPike, Jr.
Secretary
CAPACITIES                                    SIGNATURES


President, CEO and Director                    S/ George M. Stadler
(Principal Executive Officer)                 George M. Stadler


Vice President, Finance,
Treasurer, Secretary and
Director (Principal Financial                  S/ Frank R. McPike, Jr.
and Accounting Officer                        Frank R. McPike, Jr.




Director                                       S/ Michael G. Bolton
                                              Michael G. Bolton


Director                                       S/ Bruce E. Langton
                                              Bruce E. Langton


Director                                       S/ H. S. Leahey
                                              H. S. Leahey


Director                                       S/ Harry Van Benschoten
                                              Harry Van Benschoten